UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2004
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 5.04	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Because of changes in plan administration, participants in the Kerr-McGee Corporation Employee Stock Ownership Plan, the Kerr-McGee Corporation Savings Investment Plan and the Kerr-McGee Pigments (Savannah) Inc. Employees Savings Plan will temporarily be unable to direct or diversify investments in individual accounts or to obtain loans or distributions from the plans. Notices of the suspension, which will begin on December 27, 2004, and is expected to end the week of January 2, 2005, are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Notice of suspension for Kerr-McGee Corporation 99.2 Notice of suspension for Kerr-McGee Pigments (Savannah) Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: November 29, 2004